UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	13-3044880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

_____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

This registration statement on Form 8-A relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock, par value $0.01 per share, of Repro Med Systems, Inc. (the “Company”) in connection with the listing of the Common Stock on The Nasdaq Stock Market LLC (the “Nasdaq”). The Common Stock is currently registered under Section 12(g) of the Exchange Act and is currently quoted on the OTCQX under the symbol “REPR.” The Company anticipates that the listing of the Common Stock on the Nasdaq will begin at the opening of trading on October 17, 2019 under the existing symbol.

Item 1. Description of Registrant’s Securities to be Registered

The information contained under the heading “Description of Capital Stock” in the prospectus forming part of Registration Statement on Form S-1 (File No. 333-229498), originally filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on February 1, 2019, as amended, is incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REPRO MED SYSTEMS, INC.

Date: October 14, 2019

By:  /s/ Karen Fisher

Name:  Karen Fisher

Title:    Chief Financial Officer